[Kolesar & Leatham, Chtd. Letterhead]


                                                                     Exhibit 5.2
                                                                     -----------

                                      May 28, 1999


Oakwood Mortgage Investors, Inc.
101 Convention Center Drive
Las Vegas, Nevada 89109

Dear Sirs:


     We have acted as Nevada counsel to Oakwood Mortgage Investors, Inc., a Nevada corporation (the "Company"), in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the proposed sale by the Company of up to $2,500,000,000 in aggregate principal amount of Pass-Through Certificates, issuable by separate trusts in one or more series. In this capacity, we have examined the Registration Statement, the Company's Articles of Incorporation and Bylaws, and such other materials as we have deemed necessary to the issuance of this opinion.


     On the basis of the foregoing, we are of the opinion that the Company has been organized and is existing as a corporation under the laws of the State of Nevada.


     This opinion letter may be relied upon by Messrs. Hunton & Williams for the purpose of rendering an opinion letter of even date herewith. While we express no opinion as to the applicability or effect on the subject transaction of the securities laws of the State of Nevada or the United States of America, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.



                                      Very truly yours,


                                      /s/ Kolesar & Leatham, Chtd.
                                      ------------------------------
                                      Kolesar & Leatham, Chtd.